Exhibit 10.3

AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into by and between Continental Airlines, Inc., a Delaware corporation ("Company"), and J. David Grizzle ("Executive") as of September 3, 2004.

WHEREAS, Company and Executive have heretofore entered into that certain Employment Agreement dated as of July 25, 2000, as amended by letter agreements dated April 9, 2002, and March 12, 2004 (as so amended, the "Employment Agreement"); and

WHEREAS, Executive desires to take a temporary leave of absence from employment with Company in order to perform services for the government of the United States in Afghanistan, and the Human Resources Committee of the Board of Directors of Company ("HR Committee") has approved such temporary leave of absence upon the terms and conditions set forth herein; and

WHEREAS, Company and Executive desire to amend the Employment Agreement in certain respects in recognition of said leave of absence;

NOW, THEREFORE, in consideration of the premises set forth above and the mutual agreements set forth herein, Company and Executive hereby agree, effective as of the close of Company's business at its corporate headquarters in Houston, Texas on September 3, 2004 (the "Effective Time"), that, notwithstanding any provision in the Employment Agreement to the contrary, the Employment Agreement shall be and hereby is amended as hereafter provided:

1. Commencement, General Terms and Duration of Leave of Absence. (a) Executive is hereby granted a temporary leave of absence from employment with Company (the "Leave of Absence"), commencing as of the Effective Time, so that Executive may perform services for the government of the United States in Afghanistan. Executive shall remain an employee of Company, but shall not be required to perform services for Company, during the Leave of Absence. Executive hereby resigns, effective as of the Effective Time, his positions (to the extent applicable) (i) as an officer of Company and all of its affiliates, (ii) as a member of the board of directors (and any committee thereof) of all affiliates of Company and Copa Airlines of Panama, and (iii) as a member of any committee administering or performing other functions with respect to the employee benefit plans maintained by Company or any of its affiliates.

(b) Unless sooner terminated as herein provided, the Leave of Absence shall expire effective as of the close of Company's business at its corporate headquarters in Houston, Texas on the earlier of (i) a date specified in a written notice delivered to Company by Executive (which date must be at least 30 days after the date upon which Executive provides such notice to Company) or (ii) December 31, 2005. Executive must report for active employment with Company on the first business day following the expiration of the Leave of Absence. If Executive fails to timely report for active employment with Company upon the expiration of the Leave of Absence as provided in the preceding provisions of this paragraph, then Executive shall be deemed to have terminated his employment with Company on the date of the expiration of the Leave of Absence pursuant to the provisions of Section 2.3(vii) of the Employment Agreement.

(c) The Leave of Absence shall immediately end, and Executive shall be deemed to have terminated his employment with Company pursuant to the provisions of Section 2.3(vii) of the Employment Agreement, if Executive takes any action that the HR Committee determines, in its sole discretion acting in good faith, is inconsistent with Executive's stated intention of returning to active employment with Company upon the expiration of the Leave of Absence. Such actions may include, but shall not be limited to, Executive's extension of his agreement to perform services for the government of the United States (whether in Afghanistan or elsewhere) beyond December 31, 2005, or Executive's agreement or stated intention to accept employment with (or to otherwise perform services for) a person or entity other than Company and its affiliates upon the conclusion of the performance of his services for the government of the United States in Afghanistan. Executive shall provide Company with prompt written notice of any such action or similar action. The HR Committee shall determine, in its sole discretion acting in good faith, the effective date of any termination of Executive's employment with Company pursuant to the provisions of this paragraph.

2. Position and Base Salary upon Return from Leave of Absence. Upon Executive's timely return to active employment with Company upon the expiration of the Leave of Absence as provided in paragraph 1(b) above, Company shall employ Executive as a Senior Vice President of Company in such position or positions and with such responsibilities and duties as are determined in the sole discretion of Company's Chief Executive Officer. Executive and Company shall be deemed to have mutually agreed to such position or positions for purposes of Section 1.2 of the Employment Agreement, and Executive shall have no right to terminate his employment pursuant to paragraphs (i) through (vi) of Section 2.3 of the Employment Agreement by virtue of such position or positions. Executive's minimum annual base salary upon such return to active employment shall be no less than Executive's annual base salary as in effect immediately prior to the Effective Time; provided, however, that such minimum annual base salary may be adjusted downward by the HR Committee to give effect to any reduction in base salary generally taken by senior officers of Company during the Leave of Absence. Executive and Company shall be deemed to have mutually agreed to such minimum annual base salary for purposes of Section 3.1 of the Employment Agreement, and Executive shall have no right to terminate his employment pursuant to paragraphs (i) through (vi) of Section 2.3 of the Employment Agreement by reason of any reduction in Executive's base salary as described in the preceding sentence.

3. Compensation and Benefits During Leave of Absence. (a) Executive shall not receive a base salary from Company during the Leave of Absence. Except as may otherwise be provided in paragraphs 3(b) through (j) below, Executive's right to participate in all Company benefit plans and programs (including, without limitation, pension, profit sharing, stock purchase, bonus, incentive compensation, stock option, health care and other welfare benefit plans) during the Leave of Absence shall be subject to the terms and conditions of such plans and programs as in effect from time to time. Accordingly, Executive acknowledges that he will not be able to actively participate in certain plans and programs during the Leave of Absence. For example, Executive acknowledges that he will not be able to make contributions, and no contributions will be made on his behalf, to Company's 401(k) Savings Plan during the Leave of Absence (although he shall be entitled to change the investment allocations of contributions made prior to the commencement of the Leave of Absence).

(b) During the portion, if any, of the Leave of Absence that Executive elects to continue coverage for himself or his eligible dependents under Company's group health plans under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), Company shall promptly reimburse Executive on a monthly basis (or as otherwise agreed by the parties hereto) for the difference between the amount Executive pays to effect and continue such coverage and the employee contribution amount that active senior executive employees pay for similar coverage under Company's group health plans. The provisions of this paragraph 3(b) are not intended to extend Executive's COBRA period of coverage beyond what is provided by law. In addition, during the Leave of Absence, Company will continue to provide Executive with the same level of life insurance coverage (but not disability coverage) as is applicable to Executive as of the Effective Time at a cost to Executive equal to the cost to Executive as of the Effective Time. For the avoidance of doubt, it is not the intent of the parties that Executive receive a tax gross-up or other tax-related payment related to the matters described in this paragraph 3(b) (i.e., the cost to Executive shall be determined without consideration of income tax consequences to Executive).

(c) For purposes of the supplemental retirement plan described in Section 3.5 of the Employment Agreement (the "SERP"), Executive shall not be credited with any "Actual Years of Service" (as such term is defined in the SERP) for the period from January 1, 2004 through the last day of the Leave of Absence; provided, however, that if Executive remains continuously on the Leave of Absence through December 31, 2004 and his employment is not terminated pursuant to paragraph 1(c) on or prior to December 31, 2004, then Executive shall receive credit for one Actual Year of Service for calendar year 2004 (and, pursuant to clause (2) of the second sentence of Section 3.5(i) of the Employment Agreement, Executive shall be credited with one additional year of service with respect to such Actual Year of Service).

(d) Executive shall continue to vest in shares of restricted stock and stock options awarded to Executive under Company's stock incentive plans in accordance with the terms of such plans and the agreements evidencing such awards, which awards treat Executive's temporary government service as employment with Company for purposes of such awards. During the Leave of Absence, Executive shall not be awarded any additional shares of restricted stock and/or stock options under Company's stock incentive plans.

(e) Executive's participation in Company's Annual Executive Bonus Program (the "Bonus Program") shall be suspended during the Leave of Absence; provided, however, that if Executive remains continuously on the Leave of Absence through December 31, 2004 and his employment is not terminated pursuant to paragraph 1(c) on or prior to December 31, 2004, then Executive shall (i) be deemed to have remained continuously employed by Company during the entire 2004 fiscal year for purposes of the Bonus Program and (ii) receive an Annual Bonus (as such term is defined in the Bonus Program) for the 2004 fiscal year if and when other participants in the Bonus Program are paid such bonus. The Annual Bonus, if any, to be paid to Executive pursuant to clause (ii) of the proviso of the preceding sentence shall be determined in accordance with the terms of the Bonus Program, except that (x) Executive's base annual salary with respect to the 2004 fiscal year shall be deemed to be that in effect immediately prior to the Effective Time (reduced, if applicable, by the HR Committee to give effect to any reduction in base salary generally taken by senior officers of Company prior to December 31, 2004) and (y) the amount of such Annual Bonus shall be prorated based on a fraction, the numerator of which is 247, and the denominator of which is 366. During the Leave of Absence, Executive shall not receive any award or otherwise participate under the Bonus Program with respect to any fiscal year beginning after December 31, 2004.

(f) For purposes of awards held by Executive as of the Effective Time under Company's Long Term Incentive Performance Award Program (the "LTIP"), Executive shall be deemed to be continuously employed by Company on a full-time basis while he remains continuously on the Leave of Absence. If a Payment Amount (as such term is defined in the LTIP) becomes payable to Executive with respect to any such award during the Leave of Absence, then, solely for purposes of determining the amount of such Payment Amount, Executive shall be deemed to be (i) a Senior Vice President of Company during the Leave of Absence and (ii) earning an annual base salary during the Leave of Absence in an amount equal to his annual base salary in effect immediately prior to the Effective Time (reduced, if applicable, by the HR Committee to give effect to any reduction in base salary generally taken by senior officers of Company during the Leave of Absence). During the Leave of Absence, Executive shall not receive any additional awards under the LTIP.

(g) For purposes of the NLTIP Award (as such term is defined in Company's Long Term Incentive and RSU Program (the "NLTIP/RSU Program")) held by Executive as of the Effective Time, Executive shall be deemed to be continuously employed by Company on a full-time basis while he remains continuously on the Leave of Absence. If a Payment Amount (as such term is defined in the NLTIP/RSU Program) becomes payable to Executive with respect to such NLTIP Award during the Leave of Absence, then, solely for purposes of determining the amount of such Payment Amount, Executive shall be deemed to be (i) a Senior Vice President of Company during the Leave of Absence and (ii) earning an annual base salary during the Leave of Absence in an amount equal to his annual base salary in effect immediately prior to the Effective Time (reduced, if applicable, by the HR Committee to give effect to any reduction in base salary generally taken by senior officers of Company during the Leave of Absence).. During the Leave of Absence, Executive shall not receive any additional NLTIP Awards under the NLTIP/RSU Program.

(h) Executive hereby surrenders and forfeits to Company his RSU Award and all RSUs subject to such award for the RSU Performance Period commencing on April 1, 2004 and ending on June 30, 2005 (as such terms are defined in the NLTIP/RSU Program). For purposes of all other RSU Awards held by Executive as of the Effective Time, Executive shall be deemed to be continuously employed by Company on a full-time basis while he remains continuously on the Leave of Absence. During the Leave of Absence, Executive shall not receive any additional RSU Awards under the NLTIP/RSU Program.

(i) Except as provided in the following sentence, for purposes of awards held by Executive as of the Effective Time under Company's Officer Retention and Incentive Award Program (the "Retention Program") (including, without limitation, for the purpose of receiving awards with respect to Follow-up Investments (as such term is defined in the Retention Program) relating to awards held by Executive as of the Effective Time), Executive shall be deemed to be continuously employed by Company on a full-time basis while he remains continuously on the Leave of Absence. Notwithstanding the foregoing, during the Leave of Absence Executive shall not obtain any greater Vested Interest (as such term is defined in the Retention Program) in his awards under the Retention Program pursuant to the first sentence of Section 5.1 of the Retention Program, and, upon Executive's return to active employment with Company following the Leave of Absence, Executive's Vested Interest pursuant to such sentence shall be determined by disregarding the period of the Leave of Absence. For example, if the Date of Grant (as such term is defined in the Retention Program) of an award to Executive under the Retention Program were January 1, 2004, and if Executive returns to active employment with Company on January 1, 2006, then (i) Executive will have a 12.5% Vested Interest in such award as of the Effective Time, (ii) such Vested Interest shall not increase during the Leave of Absence, and (iii) assuming Executive's continuous employment with Company following his Leave of Absence, he will obtain an additional 6.25% Vested Interest in such award on January 27, 2006 and for each full three-month period thereafter that he remains so employed. During the Leave of Absence, Executive shall not receive any additional awards under the Retention Program other than with respect to Follow-up Investments relating to awards held by Executive as of the Effective Time as provided in Section 4.5 of the Retention Program.

(j) During the Leave of Absence, Executive's Flight Benefits will continue uninterrupted and Executive will continue to be treated as an employee of Company for purposes of his Flight Benefits and any flight benefits afforded employees of Company by other airlines, and may retain his annual cards on other airlines until such cards are up for renewal. Executive will be permitted to purchase the Company's computer, palm pilot and zip drive currently used by him for $800. During the Leave of Absence, Executive will surrender his (i) parking spaces at IAH and Company's headquarters building, (ii) Blackberry, (iii) any and all car rental cards, (iv) Verizon card, and (v) American Express corporate card. Company will work with Executive to convert his Verizon cell phone account to a personal account such that Executive retains his current phone number and phone.

4. Termination of Employment During Leave of Absence. Company shall have the right to terminate Executive's employment with Company at any time during the Leave of Absence and for any of the reasons set forth in paragraphs (i) through (v) of Section 2.2 of the Employment Agreement, and, upon such termination of employment, the Leave of Absence shall terminate and the terms and provisions of Section 4.2 of the Employment Agreement shall apply. Executive shall have the right to terminate his employment with Company at any time during the Leave of Absence and for any of the reasons set forth in paragraphs (vi) or (vii) of Section 2.3 of the Employment Agreement (it being agreed that the provisions of paragraphs (i) thorough (v) of Section 2.3 of the Employment Agreement shall not apply during the Leave of Absence), and, upon such termination of employment, the Leave of Absence shall terminate and the terms and provisions of Section 4.3 of the Employment Agreement shall apply.

5. Notices. Notices and all other communications provided for in this Amendment shall be in writing and shall be provided in accordance with Section 5.2 of the Employment Agreement.

6. Effect of Amendment. This Amendment (a) shall supersede any prior agreement between Company and Executive relating to the subject matter of this Amendment and (b) shall be binding upon and inure to the benefit of the parties hereto and any successors to Company and all persons lawfully claiming under Executive. In the event of any conflict between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment shall govern and control. Except as expressly modified by this Amendment, the terms of the Employment Agreement shall remain in full force and effect and are hereby confirmed and ratified.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above, effective as of the Effective Time.

"COMPANY"

CONTINENTAL AIRLINES, INC

By: /s/ Michael H. Campbell

Name: Michael H. Campbell

Title: Senior Vice President -

Human Resources and

Labor Relations

"EXECUTIVE"

_/s/ J. David Grizzle__

J. DAVID GRIZZLE